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                                                                   Exhibit 99



KV PHARMACEUTICAL COMPANY
-------------------------

                                         CONTACT:
                                         CATHERINE M. BIFFIGNANI
                                         VICE PRESIDENT, INVESTOR RELATIONS
                                         314-645-6600

                                         [KV PHARMACEUTICAL logo]

FOR IMMEDIATE RELEASE

           KV PHARMACEUTICAL COMPANY ANNOUNCES AGREEMENT TO MARKET
               GYNAZOLE-1(R) IN THE PEOPLE'S REPUBLIC OF CHINA

                  EXPANDS ASIAN PRESENCE TO EIGHT COUNTRIES

          COMPANY SIGNS LICENSING AGREEMENT WITH HUGANG NEW ASIATIC
               A DIVISION OF SHANGHAI PHARMACEUTICAL CO., LTD.

St. Louis, MO, February 23, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has entered into an agreement with HuGang New Asiatic, a division of Shanghai Pharmaceutical Co., Ltd. to market KV's one-dose cream treatment for vaginal fungal infections caused by Candida. KV will receive manufacturing and royalty revenues per the terms of the agreement.

The product will be marketed in the People's Republic of China under the Gynazole-1(R) brand logo, as well as the trademark of New Asiatic Brand, which has a long history of more than 80 years and is a well respected highly recognized consumer brand. The Company is anticipating that the product will be ready for introduction late in KV's fiscal 2005 or early fiscal 2006.

Shanghai Pharmaceutical Co., Ltd. was recently noted as the #1 pharmaceutical company in China in a list of China's Top Ten Pharmaceutical companies compiled in a recent edition of China International Business's. Shanghai Pharmaceutical Co., Ltd. established in 1926, had sales last year of $2.6 billion. China's pharmaceutical market is expected to expand to US $60 billion by 2010, and will double to US $120 billion by 2020 to surpass the United States to be the leading pharmaceutical market in the world.

Marc Hermelin, KV's Vice Chairman and CEO stated, "Our existing licensing agreements for Gynazole-1(R) in Indonesia, seven other Asian countries, as well as


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Western and Eastern Europe, Canada, Latin America, the Middle East, and now
China totaling more than 50 countries, demonstrates that Gynazole-1(R) is steadily working to become the world leader for branded one-dose prescription cream treatment for vaginal fungal infections caused by Candida. We welcome Shanghai Pharmaceutical Co., Ltd. to our network of prestigious worldwide international pharmaceutical marketers and look forward to expanding our relationship with other unique products currently moving through our product pipeline."

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's best and fastest growing small companies, most recently by Forbes in its October 2003 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commitment", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates, currency exchange rates, and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing;
(5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of


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inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its brand power with product innovation, promotional programs, and new advertising; (12) the risk that acquisition opportunities will not be consummated; and, (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

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